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                                                                EXHIBIT (10)(b)
                            THE LUBRIZOL CORPORATION

                        1985 EMPLOYEE STOCK OPTION PLAN


          1. Purpose of Plan. The purpose of this Plan is to advance the interests of The Lubrizol Corporation (hereinafter called the "Corporation") and its shareholders by providing a means whereby employees of the Corporation and its subsidiaries may be given an opportunity to purchase Common Shares (hereinafter called "shares") of the Corporation under options and stock appreciation rights granted under the Plan, to the end that the Corporation may retain present personnel upon whose judgment, initiative and efforts the successful conduct of the business of the Corporation largely depends, and may attract new personnel. Some of the options granted under this Plan may be options which are intended to qualify as "incentive stock options" under
Section 422A of the Internal Revenue Code of 1954, as amended (the "Code"), or any successor provision and are hereinafter sometimes called "incentive stock options."

          2. Shares Subject to the Plan. The aggregate number of shares of the Corporation for which options may be granted under this Plan shall be 1,500,000; provided, however, that whatever number of said shares shall remain reserved for issuance pursuant to this Plan at the time of any stock split, stock dividend or other change in the Corporation's capitalization shall be appropriately and proportionately adjusted to reflect such stock dividend, stock split or other change in capitalization. Shares issued pursuant to the exercise of options granted hereunder shall be made available from authorized but unissued shares of the Corporation or shares held by the Corporation as treasury shares. Any shares for which an option is granted hereunder that are released from such option for any reason other than the exercise of stock appreciation rights granted hereunder shall become available for other options to be granted under this Plan.

          3. Administration of the Plan. This Plan shall be administered under the supervision of a committee (hereinafter called the "Committee") composed of not less than three directors of the Corporation appointed by the Board of Directors. The members of the Committee shall not be eligible, and shall not have been eligible for a period of at least one year prior to their appointment, to participate in this Plan or any other plan of the Corporation or any affiliate (as defined under the Securities Exchange Act of 1934) of the Corporation entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Corporation or any affiliate of the Corporation. Members of the Committee shall serve at the pleasure of the Board of Directors, and may resign by written notice filed with the Chairman of the Board or the Secretary of the Corporation. A vacancy in the membership of the Committee shall be filled by the appointment of a successor member by the Board of Directors. Until such vacancy is filled, the remaining members shall constitute a quorum and the action at any meeting of a majority of the entire Committee, or an action unanimously approved in writing, shall constitute action of the Committee. Subject to the express provisions of this Plan, the Committee shall have conclusive authority to construe and interpret the Plan, any stock option agreement entered into hereunder, and any stock
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appreciation right granted hereunder and to establish, amend, and rescind rules and regulations for the administration of this Plan and shall have such additional authority as the Board of Directors may from time to time determine to be necessary or desirable.

           4. Granting of Options. The Committee from time to time shall designate from among the full-time employees of the Corporation and its subsidiaries those employees to whom options to purchase shares shall be granted under this Plan, the type of option to be granted and the number of shares which shall be subject to each option so granted. The Committee shall direct an appropriate officer of the Corporation to execute and deliver Option Agreements to employees reflecting the grant of options. All actions of the Committee under this Paragraph shall be conclusive; provided, however, that the aggregate fair market value (determined as of the date the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under this Plan or any other plan of the Corporation or any of its sub-sidiaries) may not exceed $100,000. Any incentive stock option that is granted to any employee who is, at the time the option is granted, deemed for purposes of Section 422A of the Code, or any successor provision, to own shares of the Corporation possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Corporation or of a parent or subsidiary of the Corporation, shall have an option price that is at least 110 percent (110%) of the fair market value of the shares and shall not be exercisable after the expiration of 5 years from the date it is granted.

           5. Granting of Stock Appreciation Rights. The Committee shall have the discretion to grant to optionees stock appreciation rights in connection with options to purchase shares on such terms and conditions as it deems appropriate. The Committee shall direct an appropriate officer of the Corporation to execute and deliver a Grant of Stock Appreciation Rights to optionees reflecting the grant of stock appreciation rights. A stock appreciation right will allow an optionee to surrender an option or portion thereof and to receive payment from the Corporation in an amount equal to the excess of the aggregate fair market value of the shares with respect to which options are surrendered over the aggregate option price of such shares. A stock appreciation right shall be exercisable no sooner than six months after it is granted and thereafter at any time prior to its stated expiration date, but only to the extent the related stock option right may be exercised.
Payment shall be made in shares, cash or a combination of shares and cash, as provided in the Grant of Stock Appreciation Rights. Shares as to which any option is so surrendered shall not be available for future option grants hereunder. The Committee may grant stock appreciation rights concurrently with the grant of an option or, in the case of an option which is not an incentive stock option, with respect to an outstanding option.

           6. Option Period. No option granted under this Plan may be exercised later than ten years from the date of grant.

           7. Option Price. The option price shall be fixed by the Committee and set forth in the Option Agreement, which price in no case shall be less than the per share fair market value of the outstanding shares of the

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Corporation on the date that the option is granted, as determined by the
Committee. The Committee may fix such option price in terms of a formula and authorize one or more officers of the Corporation to compute the price in accordance with that formula. Payment of the option price may be made in cash, shares, or a combination of cash and shares, as provided in the Option Agreement in effect from time to time. The date on which the Committee approves the granting of an option shall be deemed the date on which the option is granted.

          8. Option Agreement. The Option Agreement pursuant to which option rights are granted to an employee shall be in the applicable form (consistent with this Plan) from time to time approved by the Committee and shall be signed on behalf of the Corporation by the Chairman of the Board, the President or any Vice President of the Corporation, other than the employee who is a party thereto. The Option Agreement shall set forth the number of shares which are subject to the option to purchase, the type of option granted, the option price to be paid upon exercise, the manner in which the option is to be exercised and the option price is to be paid, and the option period, and may include such other terms not inconsistent with this Plan as are from time to time approved by the Committee.

          9. Grant of Stock Appreciation Rights. The Grant of Stock Appreciation Rights pursuant to which stock appreciation rights are granted shall be in the applicable form (consistent with this Plan) from time to time approved by the Committee and shall be signed on behalf of the Corporation by the Chairman of the Board, the President or any Vice President of the Corporation, other than the employee to whom the grant is made. The Grant of Stock Appreciation Rights shall set forth the option or options to which the grant relates, the manner in which exercise and payment shall be made and the period during which the stock appreciation rights are exercisable, and may include such other terms not inconsistent with this Plan as are from time to time approved by the Committee.

          10. Transferability. No option or stock appreciation right shall be transferable by the optionee except by will or the laws of descent and distribution, and options and stock appreciation rights may be exercised during the employee's lifetime only by him or his guardian or legal representative.

          11. Amendment and Termination of the Plan. The Corporation, by action of its Board of Directors, reserves the right to amend, modify or terminate at any time this Plan, or, by action of the Committee with the consent of the optionee, to amend, modify or terminate any outstanding Option Agreement or Grant of Stock Appreciation Rights, except that the Corporation may not, without further shareholder approval, increase the total number of shares as to which options may be granted under this Plan (except increases attributable to the adjustments authorized in Paragraph 2 hereof), change the employees or class of employees eligible to receive options or materially increase the benefits accruing to participants under this Plan. Moreover, no action shall be taken by the Corporation which will impair the validity of any option or stock appreciation right then outstanding, or which will prevent the options issued and stock appreciation rights granted pursuant to this Plan from meeting the requirements for exemption from Section 16(b) of the Securities Exchange Act of 1934, or subsequent comparable statute, as set

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forth in Rule 16b-3 under said Act or subsequent comparable rule, or which will prevent any incentive stock option issued or to be issued under this Plan from being an "incentive stock option" under Section 422A of the Code, or any successor provision.

          12. Subsidiary. The term "subsidiary" as used herein shall mean any corporation in an unbroken chain of corporations beginning with the Corpora-tion and ending with the employer corporation if, at the time of the granting of the option, each of the corporations other than the employer corporation owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          13. Effective Date of Plan. The Plan shall be effective upon adoption of the Plan by the Board of Directors of the Corporation. The Plan shall be submitted to the shareholders of the Corporation for approval within one year after its adoption by the Board of Directors, and if the Plan shall not be approved by the shareholders within said period, the Plan shall be void and of no effect. Any options granted under the Plan prior to the date of approval by the shareholders shall be void if such shareholders' approval is not obtained.

          14. Expiration of Plan. Options may be granted under this Plan at any time prior to January 27, 1995, on which date the Plan shall expire but without affecting any options then outstanding.




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                                FIRST AMENDMENT
                                       TO
                         THE LUBRIZOL CORPORATION 1985
                           EMPLOYEE STOCK OPTION PLAN

      WHEREAS, The Lubrizol Corporation 1985 Employee Stock Option Plan ("the Stock Option Plan") was adopted on January 28, 1985; and

      WHEREAS, the Stock Option Plan permits the Corporation to grant options to purchase stock which are intended to qualify as "Incentive stock options" under Section 422A of the Internal Revenue Code; and

      WHEREAS, Section 422A of the Internal Revenue Code was amended by the Tax Reform Act of 1986 and the Corporation desires to amend the Stock Option Plan to conform to the changes made to Section 422A of the Internal Revenue Code;

      NOW, THEREFORE, pursuant to the provisions of Section 11 of the Stock Option Plan and pursuant to the authority duly granted to the Board of Directors, effective on the date hereof the Stock Option Plan shall be amended in the following respect:

      Section 4 is hereby amended and restated to read in its entirety as follows:

      4.  Granting of Options.  The Committee from time to time
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shall designate from among the full-time employees of the
Corporation and its subsidiaries those employees to whom options to purchase shares shall be granted under this Plan, the type of option to be granted and the number of shares which shall be subject to each option so granted.
The Committee shall direct an appropriate officer of the Corporation to execute and deliver Option Agreements to employees reflecting the grant of options. All actions of the Committee under this Paragraph shall be conclusive;
provided, however, that the aggregate fair market value
(determined as of the date the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under this Plan or any other plan of the Corporation or any of its subsidiaries) may not exceed
$100,000. Any incentive stock option that is granted to any employee who is, at the time the option is granted, deemed for purposes of Section 422A of the Code, or any successor provision, to own shares of the Corporation possessing more than ten percent (10%) of the total combined voting Power of all classes of shares of the Corporation or of a parent or subsidiary of the Corporation, shall have an option price that is at least
110 percent (110%) of the fair market value of the shares and shall not be exercisable after the expiration of 5 years from the date it is granted.
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Pursuant to a Resolution of its Board of Directors dated June 22, 1987, The
Lubrizol Corporation hereby amends the Stock Option Plan this 22nd day of June, 1987.


                                    The Lubrizol Corporation


                                    By:
                                             J. I. Rue
                                             Secretary